Exhibit 3


                             UNDERTAKING AGREEMENT

         This UNDERTAKING AGREEMENT (the "Agreement"), dated as of January 3, 2005 is entered into by and between UGS Corp., a Delaware Corporation, ("Buyer") and D Partners (Israel) L.P. (the "Shareholder").

         WHEREAS, concurrently with the execution and delivery of this Agreement, Tecnomatix Technologies Ltd., an Israeli corporation (the "Company"), Buyer and Treasure Acquisition Sub Ltd., an Israeli corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), are entering into an Agreement of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company, and the Company will become a wholly owned subsidiary of Buyer, upon the terms and subject to the conditions set forth therein;

         WHEREAS, as of the date hereof, the Shareholder is the record and beneficial owner of, and has the sole right to vote and dispose of 66,627 Ordinary Shares, par value NIS 0.01 per share, of the Company (the "Shares"); and

         WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Buyer and Merger Sub have required that the Shareholder agree, and the Shareholder is willing to agree, to the matters set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

1. Proxy.

         1.1 Voting. Shareholder, on the date hereof, has validly executed and delivered a proxy, in the form attached hereto as Exhibit A (the "Proxy").

         1.2 Fiduciary Responsibilities. Notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Agreement shall limit the rights and obligations of the Shareholder in his capacity as a director or officer of the Company from taking any action in his capacity as a director or officer of the Company, and no action taken by the Shareholder in any such capacity shall be deemed to constitute a breach of any provision of this Agreement.

2. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Buyer as follows:

         2.1 Binding Agreement. The Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Shareholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

         2.2 No Conflict. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of the Shareholder's obligations hereunder will, (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding with respect to the Shareholder's Shares or Options, (b) require any material consent, authorization or approval of any person other than a governmental entity, or (c) violate or conflict with any writ, injunction or decree applicable to the Shareholder or the Shareholder's Shares or Options.

         2.3 Ownership of Shares. The Shareholder is the record and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement) of the number of outstanding Shares set forth in the recitals hereto and is the owner of the number of Options set forth in the recitals hereto. The Shareholder holds power to vote the number of Shares set forth in the recitals hereto. As of the date of this Agreement, the number of Shares and Options set forth in the recitals hereto together with other Shares with respect to which the Shareholder may be deemed to be a beneficial owner and are included in Schedules 13D filed by the Shareholder and with respect to which the Shareholder disclaims beneficial ownership, represents all of the shares of the Company beneficially owned by the Shareholder.

3. Representations and Warranties of Buyer. Buyer represents and warrants to the Shareholder as follows:

         3.1 Binding Agreement. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Merger Agreement by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance of this Agreement and the Merger Agreement by Buyer and the consummation of the transactions contemplated hereby and thereby. Buyer has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

         3.2 No Conflict. Neither the execution and delivery of this Agreement, the consummation by Buyer of the transactions contemplated hereby, nor the compliance by Buyer with any of the provisions hereof will (a) conflict with or result in a breach of any provision of its certificate of incorporation or by-laws, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding,
(c) require any material consent, authorization or approval of any person other than a governmental entity, or (d) violate or conflict with any writ, injunction or decree applicable to Buyer.

4. Transfer and Other Restrictions. For so long as the Merger Agreement is in effect:

         4.1 Certain Prohibited Transfers. The Shareholder agrees not to, except as provided for in this Agreement or the Merger Agreement:

                  (a) sell, sell short, transfer (including gift), pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any Shares or Options or any interest contained therein, except pursuant to existing obligations under Options granted to third parties, which have previously been disclosed to Buyer;

                  (b) grant any proxies or power of attorney or enter into a voting agreement or other arrangement with respect to any Shares or Options; or

                  (c) deposit any Shares or Options into a voting trust;

provided, however, that Shareholder may transfer Shares for estate planning purposes or to a nationally (in Israel or the United States) or state recognized charitable organization if, in each case, any such proposed transferee first agrees in writing to be bound by the terms of this Agreement with respect to such Shares to be transferred to it, including by executing any documentation requested by Buyer in connection therewith.

         4.2 Additional Shares. Without limiting the provisions of the Merger Agreement, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of the Company affecting the Shareholder's Shares or (ii) the Shareholder shall become the beneficial owner or record owner of any additional shares of the Company, including pursuant to the exercise of options, or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1 hereof, in each case, then the terms of this Agreement shall apply to the shares or other securities of the Company held by the Shareholder immediately following the effectiveness of the events described in clause (i), or the Shareholder becoming the beneficial or record owner thereof, as described in clause (ii), as though they were Shares of the Shareholder hereunder.

5. Specific Enforcement. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

6. Termination. This Agreement shall terminate on the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the agreement of Buyer and the Shareholder to terminate this Agreement, and (iii) the Effective Time (as defined in the Merger Agreement). Termination shall not relieve any party from liability for any intentional breach of its obligations hereunder committed prior to such termination.

7. Survival. The representations and warranties of the parties contained in this Agreement shall terminate upon termination of this Agreement.

8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                           if to Buyer, to:

                           UGS Corp.
                           5800 Granite Parkway
                           Suite 600
                           Plano, Texas 75024
                           Fax: 972-987-3385
                           Attention: Thomas Lemberg, Senior Vice President, General Counsel & Secretary

                           with a copy to:

                           Ropes & Gray LLP
                           One International Place
                           Boston, MA  02110
                           Fax: : 617-951-7050
                           Attention: David C. Chapin, Esq.

                           and to:

                           Yigal Arnon & Co.
                           22 Rivlin Street
                           Jerusalem 94263 Israel
                           Fax: 972-2-623-9236
                           Attention: Barry Levenfeld, Adv.

                           If to the Shareholder, to:

                           D Partners (Israel) L.P.
                           Delta House, 16 Abba Eban Ave.
                           Herzliya 46733, Israel
                           Fax 972-9-9578770
                           Attn: Mr. Eylon Penchas


                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Attention:  David J. Friedman, Esq.
                           Telephone:  212-735-3000
                           Facsimile:  212-735-2000

                           and to:

                           Meitar, Liquornik, Geva & Leshem Brandwein
                           16 Abba Hillel Silver Road, Ramat Gan 52506 Israel
                           Fax: 972-3-610-3111
                           Attention:  Dan Shamgar, Adv.

9. Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10. Amendment; Release. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

11. Successors and Assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12. Counterparts. This Agreement may be executed in one or more counterparts (including counterparts executed and delivered by facsimile, which shall be as counterparts executed and delivered manually), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any other jurisdiction, provided, however, that any matter concerning the internal corporate affairs of the Company or any party hereto shall be governed by the provisions of the jurisdiction of its incorporation.

14. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable,
(b) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom and (d) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

15. Headings; Capitalized Terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Merger Agreement.

16. Consent to Jurisdiction and Service of Process. EACH PARTY HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED ONLY IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

17. Waiver of Jury Trial. EACH OF BUYER AND SHAREHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER OR SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Shareholder and a duly authorized officer of Buyer on the day and year first written above.

                                         UGS Corp.


                                         By:  /s/ A. J. Affuso
                                             -------------------------------
                                         Name:   A. J. Affuso
                                         Title:  Chairman, CEO and President



                                         D Partners (Israel) L.P.


                                         By:  /s/ Shlomo Dovrat
                                             -------------------------------
                                         Name:   Shlomo Dovrat
                                         Title:  Director

                                         By:  /s/ Aharon Dovrat
                                             -------------------------------
                                         Name:   Aharon Dovrat
                                         Title:  Director